EXHIBIT 23.1

             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-61864 and 333-75201 of Cost-U-Less, Inc. and subsidiaries on Form S-8 of our report dated March 13, 2003 (April 10, 2003 as to Note 16), appearing in the Annual Report on Form 10-K of Cost-U-Less, Inc. and subsidiaries for the year ended December 29, 2002.

DELOITTE & TOUCHE LLP

Seattle, Washington
April 10, 2003